                                EXECUTIVE OFFICER               EXHIBIT A (10.5)
                              EMPLOYMENT AGREEMENT


        THIS EXECUTIVE OFFICER EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 27 day of October 2000 by and between UNIVERSAL ELECTRONICS INC. (the "Employer") and PAUL D. ARLING ("Executive").

                                    RECITALS:

        WHEREAS, the Employer is presently headquartered in Cypress, California, and is engaged in the business of developing and marketing easy to use, pre-programmed universal remote control products primarily for home video and audio entertainment equipment and home security and home automation devices; and

        WHEREAS, on September 29, 1998, Executive and Employer entered into that certain Executive Officer Employment Agreement, which agreement was amended on April 22, 1999 by that certain First Amendment to Executive Officer Employment Agreement between Executive and Employer (collectively, the "Prior Executive Employment Agreement"), and the Prior Executive Employment Agreement is set to expire on September 30, 2000 and the parties wish to extend such date to September 2002; and

        WHEREAS, Employer wishes to retain Executive as one of its key executives and avail itself of Executive's expertise, experience and capability in Employer's business, and in this connection, in exchange for Executive's agreement to perform his obligations as set forth in this Agreement, Employer hereby promotes and offers employment to Executive as Employer's President and Chief Executive Officer to perform those duties and assume those responsibilities as set forth in this Agreement and as identified and outlined in Employer's Amended and Restated By-Laws, and to undertake such other duties and to assume such other responsibilities commensurate with Executive's designated position(s) as may be reasonably assigned to Executive from time to time by the Board of Directors of Employer; and

        WHEREAS, Executive hereby accepts such promotion and extension of term and desires to be employed by the Employer subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.      EMPLOYMENT

        Subject to all of the terms and conditions of this Agreement, effective on October 1, 2000 (the "Effective Date of this Agreement"), Employer hereby promotes and employs Executive and Executive hereby accepts such promotion and employment with Employer.

        2.      TITLE, AUTHORITY AND DUTIES

                (a) TITLE(S) AND POSITION(S). On the Effective Date of this Agreement, Executive shall be promoted to and employed in the position(s) of and shall have the title(s) of President and Chief Executive Officer of Employer. Until this Agreement is terminated as provided herein, Executive will continue to occupy such position(s) and hold such title(s) until Employer and Executive shall mutually agree in writing to change any such position(s) and title(s).

                (b) AUTHORITY AND DUTIES. Executive will, during the term of this Agreement, and subject to Board of Director oversight, be responsible for all aspects of Employer's business, including, without limitation, the ultimate implementation of the Employer's overall strategic plan, and in all respects, Executive shall be the top ranking officer of Employer. In addition, Executive shall perform those duties and assume those responsibilities as set forth in this Agreement and as identified and outlined in Employer's Amended and Restated By-Laws, as amended as of the date of this Agreement, and to undertake such other duties and to assume such other responsibilities commensurate with Executive's designated position(s) as may be reasonably assigned to Executive from time to time by the Board of Directors of Employer.

                (c) EXCLUSIVE SERVICES AND EFFORTS OF EXECUTIVE. During the term of this Agreement, Executive shall serve the Employer, under the direction of Board of Directors of Employer, and shall faithfully, diligently, competently and, to the best of his ability, exclusively devote his full time, energy and attention (unless otherwise agreed to by the parties) to the business of the Employer and to the promotion of its interest. Executive recognizes that Employer's organization, business and relationship with clients, prospective clients and others having business dealings with Employer are and will be the sole property of Employer and Executive shall have no separate interests or rights with respect thereto, except as an employee of Employer.

                (d) OTHER ACTIVITIES AND INTERESTS. Employer shall be entitled to all of the benefits, emoluments, profits, discoveries or other issues arising from, incident to and related to any and all work, services and advice of Executive to Employer in carrying out his duties and responsibilities hereunder. Executive shall not, without the written consent of Employer, directly or indirectly, render services to or for any person, firm, corporation or other entity or organization, whether or not in exchange for compensation, regardless of the form in which such compensation, if any, is paid and whether or not it is paid directly or indirectly to him if the rendering of such service would interfere with the performance of his duties and responsibilities to Employer hereunder. Notwithstanding the foregoing sentence, Executive may spend time and attention to personal investment and community activity matters and such other personal matters consistent with Employer's policies and procedures set forth within Employer's policy manual in effect from time to time which are equally applicable to all of Employer's executive employees, so long as the spending of such time and attention does not substantially interfere with the performance of his duties and responsibilities to Employer hereunder.

        3.      TERM OF EMPLOYMENT AND TERMINATION

                (a) TERM. Unless earlier terminated as provided herein, the term of this Agreement shall commence at the start of business on the Effective Date of this Agreement and shall continue through the end of business on September 30, 2002 (the "Initial Term"). Unless terminated by either party by giving the other party written notice of an intent not to renew this Agreement at least one hundred twenty (120) days prior to the end of the Initial Term or any successive one (1) year term, this Agreement shall automatically extend for one (1) additional year after the Initial Term and then again for a one (1) year term after each successive year.

                (b) TERMINATION.

                        (i) BY EMPLOYER FOR JUST CAUSE. Employer may terminate
                the employment of Executive under this Agreement for Just Cause (as defined herein) at any time upon delivery of written notice to him setting forth, in reasonable specificity, such Just Cause. For purposes of this Agreement, and particularly this subsection 3(b)(i), "Just Cause" shall mean:

                                (1) The continued failure by or refusal of
                        Executive to substantially perform his duties and responsibilities as set forth herein; or

                                (2) Executive's indictment for, conviction of or
                        a guilty plea to a felony or of any crime involving moral turpitude, whether or not affecting the Employer; or

                                (3) The engagement by Executive of personal
                        illegal conduct which, in the reasonable judgment of Employer, by association with him, is materially and demonstrably injurious to the property and/or business of Employer; or

                                (4) Any material breach by Executive of the
                        terms and conditions contained herein, including without limitation, those certain confidentiality provisions set forth in Section 16; or

                                (5) The commission of any act opposed to the
                        best interests of Employer for which Executive would not be entitled to indemnification under Employer's Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended as of the date of this Agreement; or

                                (6) The failure by Executive to protect the best
                        interests of Employer through Executive's gross neglect of duty.

                        (ii) BY EXECUTIVE FOR GOOD REASON. Executive may
                terminate his employment with Employer under this Agreement for Good Reason (as defined herein) at any time upon delivery of written notice to Employer setting forth, in reasonable specificity, such Good Reason(s). For purposes of this Agreement, and particularly this subsection 3(b)(ii), "Good Reason" shall mean:

                                (1) The attempted discontinuance or reduction in
                        Executive's "Base Cash Salary" (as defined herein);

                                (2) The attempted discontinuance or reduction in
                        Executive's bonuses and/or incentive compensation award opportunities under plans or programs applicable to him, unless such discontinuance or reduction is a result of Employer's policy applied equally to all executive employees of Employer; or

                                (3) The attempted discontinuance or reduction in
                        Executive's stock option and/or stock award opportunities under plans or programs applicable to him, unless such discontinuance or reduction is a result of Employer's policy applied equally to all executive employees of Employer; or

                                (4) The attempted discontinuance or reduction in
                        Executive's perquisites from those historically provided him during his tenure with the Employer and generally applicable to executive employees of Employer; or

                                (5) The relocation of Executive to an office
                        (other than Employer's headquarters) located more than fifty (50) miles from his then current office location; or

                                (6) The significant reduction in Executive's
                        responsibilities and status within the Employer or change in his title(s) or position(s); or

                                (7) The attempted discontinuance of Executive's
                        participation in any benefit plans maintained by Employer unless such plans are discontinued by reason of law or loss of tax deductibility to the Employer with respect to the contributions to or payments under such plans, or are discontinued as a matter of the Employer's policy applied equally to all participants; or

                                (8) The attempted reduction of Executive's paid
                        vacation to less than that as provided in this Agreement; or

                                (9) The failure by Employer to obtain an
                        assumption of Employer's obligations under this Agreement by any assignee of or successor to Employer, regardless of whether such entity becomes a successor to Employer as a result of merger, consolidation, sale of assets of Employer or other form of reorganization; or

                                (10) The occurrence of any of the items set
                        forth in paragraphs (1) through (9) of this subsection 3(b)(ii), if, in the reasonable determination by the Executive, such occurrence happens as a result of and within the shorter of six (6) months or the remaining term of this Agreement following a "Change in Control" (as such term is defined below). For the purposes of this Agreement, a "Change in Control" shall be deemed to occur when and only when the first of the following events occurs:

                                        a. Any "person" or "group" (as such
                                terms are used in Sections 3(a), 3(d), and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"), other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or any of its subsidiaries or
                                (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act)), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"); or

                                        b. Individuals who are members of the
                                Incumbent Board, cease to constitute a majority of the Board of Directors of the Corporation. The term "Incumbent Board" shall mean (i) the members of the Board of Directors on the effective date of this Agreement, and (ii) any individual who becomes a member of the Board of Directors after the effective date of this Agreement, if his or her election or nomination for election as a director was approved by the affirmative vote of a majority of the then Incumbent Board; or

                                        c. (i) The merger or consolidation of
                                the Corporation with any other corporation or entity, other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, (ii) the sale, transfer or disposition of all or substantially all of the Corporation's assets to any other corporation or entity, or (iii) the dissolution or liquidation of the Corporation.

                        (iii) AUTOMATICALLY IN ACCORDANCE WITH SUBSECTION 3(a).
                In addition to the rights to terminate this Agreement as set forth in subsections 3(b)(i) and 3(b)(ii), this Agreement may also terminate automatically in accordance with subsection 3(a).

                        (iv) DISAGREEMENTS. Any disagreement concerning whether
                there has been Just Cause for termination by Employer or Good Reason for termination by Executive will be resolved by binding arbitration in accordance with the provisions of Section 18 of this Agreement.

                (c) EFFECT OF TERMINATION. Upon termination of Executive's employment with Employer:

                        (i) BY EMPLOYER FOR JUST CAUSE. Executive shall not be
                entitled to receive payment of any salary, bonus, expenses, or other benefits beyond the date of termination and, subject to this subsection 3(c)(i), Section 17, and Executive's agreement to repay, without set off, all amounts due Employer for monies loaned Executive as set forth in Section 19, this Agreement shall become null and void effective as of the date of termination and Employer and Executive shall have no further obligation hereunder toward the other except for the payment of salary, bonus, expenses and benefits, if any, which have accrued but remain unpaid prior to and as of the termination date.

                        (ii) BY EXECUTIVE FOR GOOD REASON.

                                (1) Executive shall be paid by Employer in a
                        lump sum within twenty (20) business days of such termination, an amount that is equal to the sum of the following:

                                        (A) The amount equivalent to eighteen
                                (18) months (twenty-four (24) months if such termination is pursuant to subsection 3(b)(ii)(10)), Base Cash Salary at the salary rate in effect for Executive immediately prior to the effective date of such termination (without regard to any attempted reduction or discontinuance of such salary); and

                                        (B) The amount equivalent to eighteen
                                (18) months (twenty-four (24) months if such termination is pursuant to subsection 3(b)(ii)(10)), multiplied by the greater of (i) the monthly rate of the bonus payment for the bonus period in the year immediately prior to Executive's termination date or (ii) the estimated amount of the bonus for the period which includes Executive's termination date (without regard to any attempted reduction or discontinuance of such bonus).

                                (2) In addition to such amount under subsection
                        3(c)(ii)(1) above, Executive shall also receive, (i) in cash, the value of the incentive compensation (including, but not limited to, employer contributions to the Universal Electronics Inc. 401(k) and Profit Sharing Plan) and (ii) the rights to receive grants of stock options and stock awards to which he would have been entitled under all incentive compensation and stock option and stock award plans maintained by Employer if Executive had remained in the employ of Employer for eighteen (18) months (twenty-four (24) months if such termination is pursuant to subsection 3(b)(ii)(10)), (without regard to any attempted reduction or discontinuance of such incentive compensation). The amount of such payment and/or grants shall be determined as of the date of termination and shall be paid and/or issued as promptly as practicable and in no event later than 30 days after such termination.

                                (3) Employer shall also maintain in full force
                        and effect for the Executive's continued benefit (and, to the extent applicable, the continued benefit of her dependents) all of the employee benefits (including, not limited to, coverage under any medical and insurance plans, programs or arrangements) to which he would have been entitled under all employee benefit plans, programs or arrangements maintained by Employer if Executive had remained in the employ of Employer for eighteen (18) months (twenty-four (24) months if such termination is pursuant to subsection 3(b)(ii)(10)), (without regard to any attempted reduction or discontinuance of such benefits), or if such continuation is not possible under the terms and provisions of such plans, programs or arrangements, Employer shall arrange to provide benefits substantially similar to those which Executive (and, to the extent applicable, his dependents) would have been entitled to receive if he had remained a participant in such plans, programs or for such eighteen (18) month (twenty-four (24) months, if such termination is pursuant to subsection 3(b)(ii)(10)) period.

                                (4) Subject to this subsection 3(c)(ii), Section
                        17, and Executive's agreement to repay, without set off, all amounts due Employer for monies loaned Executive as set forth in Section 19, this Agreement shall become null and void effective as of the date of termination and Employer and Executive shall have no further obligation hereunder toward the other.

                        (iii) PURSUANT TO SUBSECTION 3(b)(iii). Executive
                acknowledges and agrees that in the event that this Agreement terminates in accordance with subsection 3(b)(iii), that Employer and Executive shall have no further obligation hereunder toward the other except (1) for the payment of salary, bonus, expenses and benefits, if any, which have accrued but remain unpaid prior to and as of the termination date, (2) as set forth in Section 17, and (3) for Executive's agreement to repay, without set off, all amounts due Employer for monies loaned Executive as set forth in Section 19.

                        (iv) SUBMISSION OF RESIGNATIONS BY EXECUTIVE. Upon
                termination of this Agreement by either Employer or Executive as set forth herein and the receipt by Executive of (1) all cash amounts due him as set forth herein and (2) a written representation signed by an authorized representative of Employer that all non-cash obligations of Employer as set forth herein have been fulfilled or, as the case may be, have been commenced, Executive shall immediately submit Executive's resignation for any and all offices or directorships of Employer and/or any and all subsidiaries and affiliates of Employer which resignation shall have retroactive application and effect to such termination date; provided however that during such time period from the effective date of such termination to the date Executive submits his resignation, Executive acknowledges and agrees that he does not have authority to bind Employer to any contracts or commitments and agrees not to create any obligation for Employer or bind or attempt to bind Employer in any manner whatsoever. Executive also acknowledges that he shall have no supervisory or managerial responsibility or authority from and after the effective date of his termination, regardless of whether he submits the resignation or not, and agrees not to involve himself in any activities of Employer, except as may be requested by the an authorized officer of Employer.

        4.      TOTAL COMPENSATION

        While employed under this Agreement and in consideration of the services to be rendered by Executive pursuant hereto, Executive shall receive the following amounts/benefits as the sole and total compensation for the performance of his duties and obligations under this Agreement:

                (a) BASE CASH SALARY. A salary at the rate of Three Hundred Thousand Dollars (US$300,000) per annum (the "Base Cash Salary"), which shall be deemed to accrue from day to day, payable in accordance with Employer's standard payroll practices and procedures;

                (b) BONUS. A bonus calculated in accordance with the plans or programs established by Employer from time to time payable in accordance with Employer's standard payroll practices and procedures; provided that any such bonuses whenever earned and paid shall be determined without regard to any material gains and losses which occur outside of the scope of Employer's ordinary operating business unless any such plans or programs explicitly include such material gains and losses within the determination of any such bonuses;

                (c) STOCK OPTIONS. Stock options granted or stock awards in accordance with the plans or programs established by Employer from time to time;

                (d) INCENTIVE COMPENSATION. Participation in Employer's incentive compensation plans and/or programs, including, but not limited to, receipt of employer contributions to the Universal Electronics Inc. 401(k) and Profit Sharing Plan and the right to receive stock awards and to exercise stock options under Employer's various stock option plans and/or such other plans and/or programs which are established from time to time;

                (e) BENEFITS. The benefits provided by Employer to its executive employees generally, including without limitation, the benefits and perquisites included under the Universal Electronics Inc. group family health insurance program, which includes comprehensive medical insurance, dental insurance, group disability, group life insurance, and executive bonus (supplemental life); provided that the benefits provided to Executive shall be no less extensive than that provided him immediately prior to the date of this Agreement;

                (f) VACATION. Four (4) weeks (twenty (20) working days) vacation with pay, determined and carried over in accordance with the policies and procedures set forth within Employer's policy manual in effect from time to time which are equally applicable to all of Employer's executive employees;

                (g) OTHER PERQUISITES. Such other employee benefits and perquisites that are provided by Employer to executives generally, provided that the other perquisites provided to Executive shall be no less extensive than the most extensive perquisites provided to any other executive employee of the Employer;

                (h) D&O INSURANCE. Director and Officer Liability insurance in a reasonably sufficient amount;

                (i) DISCRETIONARY BONUS. Such other amounts of compensation and/or bonus which is determined by Employer from time to time;

                (j) REVIEWS. The total amount of compensation to be paid and/or provided to Executive shall be reviewed by the Board of Directors, or such committee thereof, of Employer as of the first day of each calendar year while this Agreement is in force and effect. In no event shall such review result in a reduction of the amount of Base Cash Salary paid and/or provided to Executive hereunder.

        5.      ADJUSTMENTS IN CASE OF EXCESS PARACHUTE PAYMENTS

        In the event that the aggregate present value (determined in accordance with applicable federal, state and local income tax law, rules and regulations) of all payments to be made and benefits to be provided to Executive under this Agreement and/or under any other plan, program or arrangement maintained or entered into by Employer or any of its subsidiaries shall result in "excess parachute payments" to him within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any comparable provision of successor legislation, which subject him to the Excise Tax under Section 4999 of the Code or any comparable provision of successor legislation, Employer shall pay to Executive an additional amount (the "gross-up payment") calculated so that the net amount received by him after deduction of the Excise Tax and of all federal, state and local income taxes upon the gross-up payment shall equal the payments to be made and the benefits to be provided to him under this Agreement. For purposes of determining the amount of the gross-up payment, Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rates thereof in the calendar year in which the gross-up payment is to be made, net of the maximum reduction in federal income taxes obtainable from deduction of such state and local taxes. The computations required by this Section 5 shall be made by the independent public accountants then regularly retained by Employer, in consultation with tax counsel selected by and acceptable to Executive. Employer shall pay all of its accountants' fees and the lesser of (i) one-half of Executive's tax counsel's fees or (ii) $2,500.

        6.      REIMBURSEMENT FOR BUSINESS RELATED EXPENSES

        Employer shall reimburse Executive for all reasonable expenses incurred and paid by him in connection with Employer's business in accordance with Employer's policy manual in effect from time to time.

        7.      INTEREST

        In the event any payment to Executive under this Agreement is not paid within five (5) business days after it is due, such payment shall thereafter bear interest at the prime rate from time to time in effect at Bank of America, Los Angeles, California; provided however, that this provision shall not excuse the timely payment of such sums required by this Agreement.

        8.      NOTICES

        Written notices to be given under this Agreement shall be personally delivered or sent by overnight courier (such as Federal Express, DHL or UPS and the like) or by registered or certified mail, return receipt requested, to the addresses set forth below:

        To Employer:
        Universal Electronics Inc.
        6101 Gateway Drive
        Cypress, California 90630
        Attn.: Corporate Secretary

        With a required copy to:
        Universal Electronics Inc.
        6101 Gateway Drive
        Cypress, California 90630
        Attn: The Board of Directors

        To Executive:
        Mr. Paul D. Arling
        At his last known address as reflected in Employer's records

        9.      SEVERABILITY

        If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be ineffective or impaired thereby.

        10.     GOVERNING LAW

        This Agreement shall be governed by the law of the state of California without regard to the conflicts of laws provisions of the state of California.

        11.     WAIVER

        The failure of either party to insist in any one or more instances on strict performance of any of this Agreement's provisions, or to exercise or enforce any right, remedy or obligation under this Agreement, shall not be construed as a waiver or relinquishment of any right, remedy or obligation, and the right, remedy or obligation shall continue in full force and affect.

        12.     ENTIRE AGREEMENT AND MODIFICATION

        This Agreement, together with that certain Nonrecourse Secured Promissory Note described more fully in Section 19 of this Agreement , sets forth the entire agreement of the parties concerning the employment of Executive by the Employer and any oral or written statements, representations, agreements or understandings made or entered into prior to or contemporaneously with the execution of this Agreement, including without limitation the Prior Executive Employment Agreement, are hereby rescinded, revoked, and rendered null and void by the parties. This Agreement may be modified only by a written instrument duly executed by each party hereto.

        13.     ASSIGNMENT

        This Agreement shall be binding upon the parties hereto, their respective heirs, personal representatives, executors, administrators, successors and assigns. Any such assignee or successor of Employer shall, within ten (10) business days after receipt of a written request by Executive, send to Executive its acknowledgment and agreement that such assignee or successor expressly assumes all of Employer's obligations under this Agreement as if such assignee or successor was the original employer and the term "Employer" as used herein as include any such assignee or successor.

        14.     INTERPRETATION OF AGREEMENT

        The parties have cooperated in the drafting and preparation of this Agreement. Therefore, the parties hereto agree that, in any construction to be made of the Agreement the same shall not be construed against any of the parties. Each of the parties hereto has carefully read this Agreement and has been given the opportunity to have it reviewed by legal counsel and negotiate its terms.

        15.     SPECIFIC OBLIGATIONS OF THE EXECUTIVE

        In addition to the general duties set forth herein, Executive shall use his reasonable efforts for the benefit of Employer by whatever activities Employer finds reasonably appropriate to maintain and improve Employer's standing in the community generally and among current and prospective customers, including such entertainment for professional purposes as Executive and Employer mutually consider appropriate. Executive shall undertake business development endeavors as reasonably directed by Employer.

        16.     NONDISCLOSURE AND NONAPPROPRIATION OF INFORMATION AND
NONCOMPETITION

                (a) Executive recognizes and acknowledges that while employed by Employer, he has and will have access to, learn, be provided with and, in some cases, prepare and create certain confidential, proprietary business information and/or trade secrets for Employer, including, but not limited to, lists, files and forms, (hereinafter collectively referred to as the "trade secrets"), all of which are of substantial value to Employer and its business. In this connection, Executive expressly covenants and agrees, during his employment with Employer, to:

                        (i) Hold in a fiduciary capacity and not reveal,
                communicate, use or cause to be used for his own benefit or divulge any trade secrets, or other proprietary right now or hereafter owned by the Employer;

                        (ii) Not sell, exchange or give away, or otherwise
                dispose of any trade secrets now or hereafter owned by Employer, whether the same shall or may have been originated or discovered by Employer or otherwise;

                        (iii) Not reveal, divulge or make known to any person,
                firm, corporation or other entity any trade secrets of Employer; and

                        (iv) Not reveal, divulge or make known to any person
                (other than his spouse, attorney and/or accountant), firm, company or corporation any of the terms of this Agreement.

                (b) To protect the legitimate business interests of Employer from unfair competition by Employee and to protect its trade secrets, Employee expressly covenants and agrees that during his employment with Employer and continuing thereafter for a period of two (2) years, Employee shall not, directly or indirectly:

                        (i) Solicit or endeavor to entice away from Employer
                through the use of Employer's proprietary business information and/or trade secrets, any person, firm, company or corporation that, at the time Employee's employment with Employer ceased, was doing business with Employer and accounted for ten percent (10%) or more of Employer's gross revenue as determined by Employer's book and records; or

                        (ii) Solicit for hire or hire as a result of such
                solicitation, any key employee of Employer, except that Executive may hire any such key employee so long as such hiring was made as a result of a general solicitation of employment through typical solicitation means, such as advertisements and the like, or such solicitation was initiated by such key employee.

                (c) Executive further covenants and agrees to return to Employer either before or immediately upon his termination of employment with Employer any and all written information, material or equipment that constitutes, contains or relates to Employer's proprietary information trade secrets and which relate to Employer's business which are in Executive's possession, custody and control, whether confidential or not, including any and all copies thereof which may have been made by or for Executive. Executive shall maintain no copies thereof after termination of his employment.

                17. SURVIVAL OF OBLIGATIONS

        In addition to those specific provisions of Section 3, which by their express terms survive the termination of this Agreement under certain circumstances, the terms and conditions and obligations of the parties as contained or described in Sections 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 16, 17,
18, 19, and 20 shall survive the termination of this Agreement and, notwithstanding such termination, shall remain fully binding on the parties hereto.

        18.     ARBITRATION

        Except for any claim or dispute in which equitable relief under this Agreement is sought, any disagreement, dispute or controversy concerning whether there has been Just Cause, Good Reason or breach of any of the terms of this Agreement shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect from time to time (the "AAA Rules"). The arbitration shall be conducted in Los Angeles, California, or in such other city as the parties to the dispute may designate by mutual consent. The arbitral tribunal shall consist of three arbitrators (or such lesser number as may be agreed upon by the parties) selected according to the procedure set forth in the AAA Rules, with the chairman of the arbitral tribunal selected in accordance with the AAA Rules. Except as otherwise set forth in this Agreement, the fees and expenses of the arbitral tribunal in connection with such arbitration shall be borne by the parties to the dispute as shall be determined by the arbitral tribunal.

        19.     RELOCATION LOAN MADE TO EXECUTIVE

                On or about April 22, 1999, Employer loaned the principal sum of $200,000 to Executive, which loan is evidenced by that certain Nonrecourse Secured Promissory Note signed by Executive in favor of Employer dated April 22, 1999 and notarized on April 28, 1999 (the "Note"), together with that certain Deed of Trust with Assignment of Rents (Short Form) signed by Executive and Executive's spouse for the benefit of Employer and notarized on April 28, 1999 (the "Deed"), copies of which are attached hereto as Exhibit A. Executive represents and warrants that immediately prior to the execution of this Agreement, he was not in default or in any other way in breach of any of the terms of the Note or the Deed. Executive hereby agrees, acknowledges and reaffirms (i) his obligations to Employer pursuant to the Note and the Deed,
(ii) that any reference made within the Note and/or the Deed to the "Executive Employment Agreement" shall mean this Agreement and not the Prior Executive Employment Agreement, and (iii) that except as specifically modified by this Agreement, the Note and the Deed shall be and remain in full force and effect in accordance with their respective terms and Executive shall fully perform all of his obligations under the Note and the Deed. So long as Executive is not in default or in any other way in breach of any of the terms of the Note or the Deed, Employer shall, on each December 15 during the term of such Note and on the payment of principal of the Note, pay to Executive an amount equal to 1.045 times the amount of interest due by Executive under the Note as of each of such dates (the "Interest Compensation"), regardless of whether Executive is employed by Employer on such dates. Such loan and such Interest Compensation is in addition to all amounts to be paid and/or reimbursed to Executive pursuant to Employer's Executive Relocation Policy

        20.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed the Agreement as of this ___ day of October, 2000

Signed and acknowledged in                  UNIVERSAL ELECTRONICS INC.
the presence of:

                                            By:
------------------------------------           ---------------------------------
Corporate Secretary                            An Authorized Member of the
                                               Compensation Committee of the
                                               Board of Directors



                                            PAUL D. ARLING


------------------------------------        ------------------------------------
                                            Signature

                                    EXHIBIT A

                   COPY OF NONRECOURSE SECURED PROMISSORY NOTE
                                       AND
               DEED OF TRUST WITH ASSIGNMENT OF RENTS (SHORT FORM)

                             PURSUANT TO SECTION 19

                                   EXHIBIT A

                      NONRECOURSE SECURED PROMISSORY NOTE

AMOUNT: $200,000                                             APRIL 22, 1999
                                                             CYPRESS, CALIFORNIA

     FOR VALUE RECEIVED, the undersigned, Paul D. Arling, (hereinafter referred to as "Maker"), promises to pay to the order of Universal Electronics Inc., a Delaware corporation, 6101 Gateway Drive, Cypress, California 90630 (hereinafter referred to as "Payee"), the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest at the rate of 5.28% per annum from the date hereof, payable as follows: (a) accrued interest shall be paid on each December 15 during the term of this Note and at the time of full payment of this Note (to the extent accrued from the last interest payment); and (b) the entire principal balance is due on the earlier of (i) December 15, 2007, (ii) within twelve (12) months following a demand from Payee, which demand may only be made by Payee in the event that Maker shall cease (for whatever reason) being an employee of Payee or upon the occurrence of an Event of Default or (iii) on the closing of a sale or transfer by Maker or Maker's spouse of all or any part of his and/or her primary residence in Southern California that secures this Note (the "Property"), including without limitation any sale or transfer of any interest therein (including any beneficial interest therein) without Payee's prior written consent, which consent shall not be unreasonably withheld. An Event of Default shall occur hereunder if Maker (1) fails to render payment of principal (or, if applicable, interest under this Note) when said payment is due and payable, or (2) breaches any material provision of this Note or any material provision of the Executive Employment Agreement.

This Note is secured by a deed of trust of even date herewith ("Deed of Trust").

In the event Maker fails to make any payments under this Note, a late payment charge equal to 5% of the amount due and owing will be assessed from the date such payment was due. All amounts of interest not paid when due, shall accrue and be added to and considered principal of this Note.

This Note shall be nonrecourse. In the event of a default by Maker under the terms of this Note, Payee's recourse shall be limited to the Property. In no event shall Payee have any recourse against, nor shall Payee be able to recover from, any of Maker's assets other than the Property.

Maker hereby agrees to be bound by all the terms contained in this Note.

This Note is given to Payee by Maker to evidence a loan from Payee to Maker made for the reason set forth in Section 19 of that certain Executive Employment Agreement dated September 29, 1998, as amended on April 22, 1999 (the "Executive Employment Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Executive Employment Agreement.

Payment upon this Note shall be made by check or checks payable to Payee at the address set forth herein, or such other place as Payee or a subsequent holder of this Note shall designate to Maker in writing, in lawful money of the United States of America.

This Note may be prepaid by the Maker, in whole or in part, at any time without premium or penalty.

Maker hereby waives any defenses based upon, and specifically assents to, any and all extensions and postponements of the time of payment and all other indulgences or forbearances which may be granted to any party liable hereon by Payee or any subsequent holder of this Note.

Maker hereby waives presentment, demand for payment, notice of protest, notice of nonpayment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

No delay or omission on the part of Payee or any subsequent holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right of Payee or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any other occasion.

No single or partial exercise by Payee or any subsequent holder hereof of any power hereunder shall preclude any other or future exercise thereof or the exercise of any other power.

Maker shall pay on demand of Payee or any subsequent holder of this Note all costs of collection, including reasonable attorneys' fees incurred by Payee or such holder in enforcing collection of this Note on default.

No provision of this Note shall be modified except by a written instrument executed by Maker and by Payee or a subsequent holder hereof expressly referring to this Note and to the provision modified.

THE MAKER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA - LOS ANGELES. THE MAKER EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 8 OF THE EXECUTIVE EMPLOYMENT AGREEMENT. THE MAKER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE MAKER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF CALIFORNIA UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF CALIFORNIA. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE PAYEE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE MAKER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

MAKER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN MAKER, PAYEE, OR ANY OTHER PARTY HERETO ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HERETO IN CONNECTION WITH THIS LOAN OR ANY OTHER AGREEMENT AMONG THEM.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF MAKER AND PAYEE DETERMINED, IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF CALIFORNIA.

This Note and the provisions hereof are to be binding on the assigns or successors of Maker and Payee.

If from any circumstances whatsoever, fulfillment of any obligation of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such obligation shall be due, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, so that in no event shall there occur, under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall first be applied to reduce the principal debt, and then to the extent any such excess exceeds the principal debt such excess shall be returned to Maker.

The provisions of this Note are hereby declared to be severable, and if any clause or provision or the application of any clause or provision to any entity or in any circumstances shall be held to be invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Note in any jurisdiction. Each of the covenants, agreements, and conditions contained in this Note is independent and compliance by the Maker with any of them shall not excuse non-compliance by the Maker within the other. Maker shall not take any action, the affect of which shall constitute a breach or violation of any clause or provision of this Note.

        IN WITNESS WHEREOF, this Note has been duly executed by Maker as of the date first above written.

        By:
           ------------------------------
           Paul D. Arling, Individually

STATE OF CALIFORNIA     )
                        ) SS.
COUNTY OF ORANGE        )

        I, _________________, a Notary Public in and for the State and County aforesaid, do hereby certify that before me this day personally appeared Paul D. Arling, an individual, known to me and he acknowledged to me that he executed and delivered the above and foregoing Nonrecourse Secured Promissory Note as his free and voluntary act in his individual capacity for the uses and purposes set forth herein.

        GIVEN under my hand and notarial seal this _____ day of April, 1999.


--------------------------------
Notary Public


My Commission Expires:

WHEN RECORDED MAIL TO:



Universal Electronics Inc.
6101 Gateway Drive
Cypress, California 90630

-------------------------------------------------------------------------------
                                       SPACE ABOVE THIS LINE FOR RECORDER'S USE

                     DEED OF TRUST WITH ASSIGNMENT OF RENTS
                                  (SHORT FORM)


This DEED OF TRUST, made this ___ day of April, 1999, between PAUL D. ARLING AND JEANNETTE DELL ARLING, husband and wife, herein collectively called TRUSTOR, whose address is 71 New Dawn, Irvine, CA 92620,

FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, herein called TRUSTEE, and Universal Electronics Inc., a Delaware corporation herein called BENEFICIARY.

WITNESSETH: That Trustor grants to Trustee in trust, with power of sale, that property described as:


    See Exhibit A attached hereto and incorporated herein by this reference.


together with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits for the purpose of securing
(1) payment of the sum of $200,000.00 with interest thereon according to the terms of a promissory note or notes of even date herewith made by Trustor, payable to order of Beneficiary, and extensions of renewals thereof, (2) the performance of each agreement of Trustor incorporated by reference or contained herein and (3) payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

To protect the security of this Deed of Trust, and with respect to the property above described, Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in subdivision A, and it is mutually agreed that each and all of the terms and provisions set forth in subdivision B of the fictitious deed of trust recorded in Orange County August 17, 1964, and in all other counties August 18, 1964, in the book and at the page of Official Records in the office of the county recorder of the county where said property is located, noted below opposite the name of such county, namely:





                            (CONTINUED ON NEXT PAGE)

COUNTY         BOOK    PAGE      COUNTY       BOOK     PAGE   COUNTY            BOOK    PAGE   COUNTY       BOOK   PAGE
------------   ----    ----    -----------    ----     ----   ---------------   ----    ----   ----------   ----   ----
Alameda        1288      558   Kings            858     713   Placer             1028    379   Sierra         38    187
Alpine            3   130-31   Lake             437     110   Piumas              168   1307   Siskiyou      506    762
Amador          133      438   Lassen           192     367   Riverside          3778    347   Solano       1287    621
Butte          1330      513   Los Angeles   T-3878     874   Sacramento         5039    124   Sonoma       2067    427
Calaveras       185      338   Madera           911     136   San Benito          300    405   Stanislaus   1970     56
Colusa          323      391   Marin           1849     122   San Bernardino     6213    768   Sutter        655    585
Contra Costa   4684        1   Mariposa          90     453   San Francisco     A-804    596   Tahoma        457    183
Del Norte       101      549   Mendocino        667      99   San Joaquin        2855    283   Trinity       108    595
El Dorado       704      635   Merced          1660     753   San Luis Obispo    1311    137   Tulare       2530    108
Fresno         5052      623   Modoc            191      93   San Mateo          4778    175   Tuolumne      177    160
Glann           469       78   Mono              69     302   Santa Barbara      2085    881   Ventura      2607    237
Humboldt        801       83   Monterey         367     239   Santa Clara        6626    664   Yolo          769     18
Imperial       1189      701   Napa             704     742   Santa Cruz         1638    607   Yuba          398    693
Inyo            165      672   Nevada           363      94   Shasta              800    633
Kern           3756      890   Orange          7182      18   San Diego          SERIES 5 Book 1964, Page 149774

shall inure and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions contained in said subdivisions A and B, (identical in all counties, and printed on pages 3 and 4 hereof) are by the within reference thereto, incorporated herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein, and Beneficiary may charge for a statement regarding the obligation secured hereby, provided the charge therefor does not exceed the maximum allowed by law.

The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to him at his address hereinbefore set forth.

SIGNATURE OF TRUSTOR                    SIGNATURE OF TRUSTOR

        /s/ PAUL D. ARLING                     /s/ JEANNETTE DELL ARLING
-----------------------------------     ----------------------------------------
          Paul D. Arling                         Jeannette Dell Arling


                                   )
STATE OF CALIFORNIA                )SS
COUNTY OF ORANGE                   )

On April 28, 1999, before me, Wondee Kontathavorn, personally appeared Paul D. Arling and Jeannette Dell Arling personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal,

          /s/ WONDEE KONTATHAVORN
Signature -----------------------

          [SEAL]                       (This area for official notarial seal)

                            (CONTINUED ON NEXT PAGE)

                                   EXHIBIT A
                                       TO
                                 DEED OF TRUST

                           [Insert legal description]

                                 DO NOT RECORD


The following is a copy of Subdivisions A and B of the fictitious Deed of Trust recorded in each county in California as stated in the foregoing Deed of Trust and incorporated by reference in said Deed of Trust as being a part thereof as if set forth at length therein.

A.   To protect the security of this Deed of Trust, Trustor agrees:

     (1) To keep said property in good condition and repair, not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor, to comply with all laws affecting said property or requiring any alterations or improvements to be made thereon, not to commit or permit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general.

     (2) To provide, maintain and deliver to Beneficiary. The amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed.

     (4) To pay; at least ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances, charges and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto; all costs, fees and expenses of this Trust.

     Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defeat any action purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his reasonable fees.

     (5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the amount allowed by law in effect at the date hereof, and to pay for any statement provided for by law in effect at the date hereof regarding the obligation secured hereby any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

B.   It is mutually agreed:

     (1) That any award in connection with any condemnation for public use of or injury to said property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

     (2) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

     (3) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed and said not for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of said property; consent to the making of any map or plat thereof; join in granting any easement thereon, or join in any extension agreement or any agreement subordinating the lien or charge hereof.

     (4) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and said note to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

     (5) That as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of these Trusts, to collect the rents, issues and profits of said property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or be a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in his own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collecting of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (6) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold said property, which notice shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed, said note and all documents evidencing expenditures secured hereby.

     After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of said having been given as then required by law, Trustee, without demand on Trustor, shall sell said property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

     After deducting all costs, fees and expenses of trustee and of this Trust, including costs of evidence of title in connection with sale, Trustee shall apply to proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

     (7) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said property is situated shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed is recorded and the name and address of the new Trustee.

     (8) That this Deed applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall mean the owner and holder, including pledgees, of the note secured hereby, whether or not named as Beneficiary herein. In this Deed, whenever the context so requires the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

     (9) That Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

DO NOT RECORD                                      REQUEST FOR FULL RECONVEYANCE

TO FIRST AMERICAN TITLE INSURANCE COMPANY, TRUSTEE:

     The under signed is the legal owner and holder of the note and of all indebtedness secured by the foregoing Deed of Trust. Said note, together with all other indebtedness secured by said Deed of Trust, have been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Deed of Trust, to cancel said note above mentioned, on all other evidences of indebtedness secured by said Deed of Trust delivered to you herewith, together with the said Deed of Trust, and to reconvey, without warranty, to the parties designated by the terms of said Deed of Trust, all the estate now held by you under the same.

Dated
     ----------------------------------       ----------------------------------

                                              ----------------------------------

PLEASE MAIL DEED OF TRUST,
NOTE AND RECONVEYANCE TO
                         -------------------------------------------------------

DO NOT LOSE OR DESTROY THIS DEED OF TRUST OR THE NOTE WHICH IT SECURES. BOTH MUST BE DELIVERED TO THE TRUSTEE FOR CANCELLATION BEFORE RECONVEYANCE WILL BE MADE.